EXHIBIT 10.27

AMENDMENT NO. 1

This AMENDMENT NO. 1 (this “Amendment”), dated as of February 22, 2008 (the “Amendment No. 1 Effective Date”), is to that certain PURCHASE AGREEMENT dated as of July 21, 2006, as amended and restated on May 16, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Digital Domain Productions, Inc. (f/k/a Digital Domain, Inc.), a Delaware corporation (the “Company”), Digital Domain (f/k/a Wyndcrest DD Holdings, Inc.), a Delaware corporation (“Holdings”), D2 Software, Inc., a Delaware corporation, Wyndcrest UK Holdings Limited, a company organized under the laws of England and Wales, The Foundry Visionmongers Ltd., a company organized under the laws of England and Wales, FMP Agency Services, LLC, as Agent (the “Agent”), and the Noteholder listed on the signature pages thereto (the “Noteholder”). Capitalized terms used but not defined herein have the meanings respectively given to them in the Purchase Agreement.

WITNESSETH :

WHEREAS, Article VII of the Purchase Agreement imposes certain financial covenants on the Issuers; and

WHEREAS, the Issuers desire, and the Noteholder has agreed, to modify certain of such financial covenants on the terms, and subject to the conditions, set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Amendment.

Subject to the satisfaction of the conditions set forth in Section Three hereof, the Purchase Agreement shall be amended, effective as of the Amendment No. 1 Effective Date, as follows:

(i)  the following new defined term shall be added to Section 1.01 of the Purchase Agreement in the alphabetically appropriate location:

““Amendment No. 1 Effective Date” shall mean February 22, 2008.”;

(ii)  the definition of “Test Period” set forth in Section 1.01 of the Purchase Agreement shall be replaced in its entirety with the following:

““Test Period” shall mean, at any time, the four consecutive fiscal quarters of Holdings then last ended (in each case taken as one accounting period); provided that, solely with respect to the Test Period ended April 30, 2009, “Test Period” shall mean the twelve month period ended April 30, 2009 (taken as one accounting period); and provided further that, with respect to the Test Period ended April 30, 2009, Holdings shall, within 30 days of the last day of such Test Period, provide the Noteholder with (i) a Compliance Certificate (x) certifying that during such Test Period no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (y) setting forth computations in reasonable detail satisfactory to the Required Holders demonstrating compliance with the covenants contained in Sections 7.10(a) and (c) as of the last day of such Test Period, and (z) showing a reconciliation of Consolidated EBITDA to the net income set forth on the unaudited consolidated statement of income referenced in clause (ii) below, and (ii) the unaudited consolidated balance sheet of Holdings as of April 30, 2009, together with the unaudited consolidated statements of income and cash flows of Holdings for the twelve month period ended April 30, 2009.”;

(iii)  the table contained in Section 7.10(a) of the Purchase Agreement shall be replaced in its entirety by the table contained in Annex I attached hereto;

(iv)   the table contained in Section 7.10(b) of the Purchase Agreement shall be replaced in its entirety by the table contained in Annex II attached hereto;

(v)  the following proviso shall be added at the end of Section 7.10(b) of the Purchase Agreement, immediately before the period concluding that subsection: “; and, provided further, that, in the event that Holdings consummates one or more sales of its Equity Interests, the aggregate gross proceeds of which exceed $10,000,000 (the “Minimum Gross Proceeds”), in one or a series of financing transaction(s) consummated after the Amendment No. 1 Effective Date and prior to March 31, 2009, the required minimum amount of Qualified Cash as set forth above at and following the date of receipt by Holdings of the Minimum Gross Proceeds shall be, at any date of determination, $10,000,000”; and

(vi)  the table contained in Section 7.10(c) of the Purchase Agreement shall be replaced in its entirety by the table contained in Annex III attached hereto.

SECTION TWO - Fee. In partial consideration of the Noteholder’s agreement to enter into this Amendment, the Company hereby agrees to pay to the Noteholder a fee in the amount of $200,000 (the “Amendment No. 1 Fee”), which amount shall be deemed to be earned on the Amendment No. 1 Effective Date and shall be payable upon the 90th day following the Amendment No. 1 Effective Date (the “Trigger Date”); provided, however, that if the Company shall have paid in full to the Noteholder all principal, premium, interest and all other Obligations under the Notes on or prior to the Trigger Date, the Amendment No. 1 Fee shall no longer be payable to the Noteholder.

SECTION THREE - Conditions to Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent:

(a)  the Noteholder shall have received a counterpart of this Amendment duly executed by the Issuers, and Holdings shall have received a counterpart of this Amendment duly executed by the Noteholder;

(b)  the representations and warranties in Section Four hereof shall be true and correct; and

(c)  the Noteholder shall have received such other assurances, certificates, documents, consents or opinions as the Noteholder reasonably may require.

In addition, the effectiveness of this Amendment shall be subject to the following condition subsequent: there shall have been paid all fees and other amounts due and payable on or prior to the date hereof, including, without limitation, payment of all expenses (including the legal fees and expenses of Cahill Gordon & Reindel llp, special counsel to the Noteholder), required to be reimbursed or paid by the Issuers pursuant to Section 14.03 of the Purchase Agreement or under any other Financing Document, within five (5) days after receipt of an appropriate invoice therefor.

SECTION FOUR - Representations and Warranties . In order to induce the Noteholder to enter into this Amendment, each of Holdings and the Company represents and warrants to the Noteholder that, after giving effect to this Amendment:

(a)  no Default or Event of Default has occurred and is continuing under the Purchase Agreement; and

(b)  this Amendment has been duly executed and delivered by each Issuer party thereto and constitutes a legal, valid and binding obligation of such Issuer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION FIVE - Reaffirmation of Guarantee. Each Guarantor has heretofore executed and delivered to the Agent and the Noteholder a Guarantee dated as of May 16, 2007 in favor of the Agent for the benefit of the Noteholder. Each Guarantor hereby consents to this Amendment and confirms that the Financing Documents executed and delivered by such Guarantor and all of the obligations of such Guarantor thereunder remain in full force and effect. Each Guarantor acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Guarantee executed and delivered to the Agent by such Guarantor remains in full force and effect and the rights and remedies of the Agent and the Noteholder thereunder and the obligations of such Guarantor thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Each Guarantor further acknowledges that the Agent and the Noteholder are relying on the assurance set forth herein in maintaining credit outstanding to the Company.

SECTION SIX - Miscellaneous.

(a)  All representations and warranties made in the Purchase Agreement or in any other document or documents relating thereto shall survive the execution and delivery of this Amendment in accordance with their respective terms.

(b)  The Purchase Agreement, each of the other Financing Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Purchase Agreement as amended hereby, are hereby amended so that any reference therein to the Purchase Agreement shall mean a reference to the Purchase Agreement as amended by this Amendment.

(c)  Except as expressly amended hereby, the Purchase Agreement and the other Financing Documents remain in full force and effect and each Issuer ratifies and confirms its agreements and covenants contained therein. In the event of any inconsistency between the provisions of the Purchase Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail.

SECTION SEVEN - Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

SECTION EIGHT - Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

SECTION NINE - Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION TEN - Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

DIGITAL DOMAIN

By:
Name:
Title:

DIGITAL DOMAIN PRODUCTIONS, INC.

By:
Name:
Title:

D2 SOFTWARE, INC.

By:
Name:
Title:

WYNDCREST UK HOLDINGS LIMITED

By:
Name:
Title:

THE FOUNDRY VISIONMONGERS LTD.

By:
Name:
Title:

[Signature Page to Amendment No. 1]

FALCON MEZZANINE PARTNERS II, LP

By:	Falcon Mezzanine Investments II, LLC
Its:	General Partner

By:
Name:
Title:

[Signature Page to Amendment No. 1]

Annex I

Period	(X) Minimum Qualified Cash Requirement Satisfied Leverage Ratio	(Y) Minimum Qualified Cash Requirement Not Satisfied Leverage Ratio
Test Period Ending April 30, 2009	2.90 to 1.0	2.20 to 1.0
Test Period Ending June 30, 2009	2.90 to 1.0	2.20 to 1.0
Test Period Ending September 30, 2009	2.80 to 1.0	2.20 to 1.0
Test Period Ending December 31, 2009	2.80 to 1.0	2.10 to 1.0
Test Period Ending March 31, 2010	2.70 to 1.0	2.10 to 1.0
Test Period Ending June 30, 2010	2.60 to 1.0	2.00 to 1.0
Test Period Ending September 30, 2010	2.60 to 1.0	2.00 to 1.0
Test Period Ending December 31, 2010	2.60 to 1.0	2.00 to 1.0
Test Period Ending March 31, 2011	2.50 to 1.0	1.90 to 1.0
Test Period Ending June 30, 2011 and Each Test Period Ending Thereafter	2.50 to 1.0	1.90 to 1.0

Annex II

Date	Qualified Cash
June 30, 2006	$9,000,000
July 31, 2006	$9,000,000
August 31, 2006	$9,000,000
September 30, 2006	$9,000,000
October 31, 2006	$9,000,000
November 30, 2006	$9,000,000
December 31, 2006	$9,000,000
January 31, 2007	$9,000,000
February 28, 2007	$9,000,000
March 31, 2007	$9,000,000
April 30, 2007	$9,000,000
May 31, 2007	$9,000,000
June 30, 2007	$9,000,000
July 31, 2007	$10,000,000
August 31, 2007	$10,000,000
September 30, 2007	$10,000,000
October 31, 2007	$10,000,000
November 30, 2007	$10,000,000
December 31, 2007	$10,000,000
January 31, 2008	$10,000,000
February 28, 2008	$10,000,000
March 31, 2008	$10,000,000
April 30, 2008	$10,000,000
May 31, 2008	$7,500,000
June 30, 2008	$7,500,000
July 31, 2008	$5,000,000
August 31, 2008	$5,000,000
September 30, 2008	$5,000,000
October 31, 2008	$5,000,000

Date	Qualified Cash
November 30, 2008	$5,000,000
December 31, 2008	$5,000,000
January 31, 2009	$5,000,000
February 28, 2009	$5,000,000
March 31, 2009	$5,000,000

Annex III

Period	(X) Minimum Qualified Cash Requirement Satisfied Fixed Charge Coverage Ratio	(Y) Minimum Qualified Cash Requirement Not Satisfied Fixed Charge Coverage Ratio
Test Period Ending April 30, 2009	0.60 to 1.0	1.00 to 1.0
Test Period Ending June 30, 2009	0.70 to 1.0	1.10 to 1.0
Test Period Ending September 30, 2009	0.70 to 1.0	1.20 to 1.0
Test Period Ending December 31, 2009	0.70 to 1.0	1.20 to 1.0
Test Period Ending March 31, 2010	0.80 to 1.0	1.30 to 1.0
Test Period Ending June 30, 2010	0.80 to 1.0	1.40 to 1.0
Test Period Ending September 30, 2010	0.90 to 1.0	1.50 to 1.0
Test Period Ending December 31, 2010	0.90 to 1.0	1.50 to 1.0
Test Period Ending March 31, 2011	0.90 to 1.0	1.60 to 1.0
Test Period Ending June 30, 2011 and Each Test Period Ending Thereafter	1.00 to 1.0	1.70 to 1.0